CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg

Vice Chairman
(951) 739-6200

Roger S. Pondel/ Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL REPORTS RECORD SALES AND PRELIMINARY SELECTED FINANCIAL INFORMATION FOR FIRST QUARTER 2007

-- Company to Host Investor Conference Call Today at 11:30 a.m. PT/2:30 p.m. ET --

Corona, CA – May 7, 2007 – Hansen Natural Corporation (NASDAQ:HANS) today reported record sales for the first quarter ended March 31, 2007.

Gross sales for the first quarter increased 37.6% to $189.6 million from $137.8 million a year earlier. Net sales for the first quarter increased 38.1% to $165.4 million from $119.7 million a year ago.

Gross profit as a percentage of net sales for the first quarter decreased to 51.5% from 52.6% for the comparable 2006 quarter last year, largely due to increases in certain raw material costs, production costs, inbound freight costs and changes in product mix.

Operating expenses, excluding stock based compensation, as a percentage of net sales for the first quarter, increased to 23.5% from 21.9% for the comparable 2006 quarter, largely as a result of increased marketing costs and selling expenses.

On October 31, 2006, the Company announced that it had received a letter from the Securities and Exchange Commission (‘SEC’) requesting that it voluntarily produce certain documents and information relating to the filing of SEC Forms 4 and the Company’s stock option grant practices. On November 6, 2006, the Company announced that it had appointed a

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special committee to undertake a special investigation of certain option grants. On March 23, 2007, the Company announced that the special committee had substantially completed its special investigation, and reported its findings.

Pending the filing of all delinquent periodic reports, the Company has determined to report only selected financial information for the first quarter ended March 31, 2007.

Rodney C. Sacks, chairman and chief executive officer, said the record revenues reflected continued strong sales of Monster Energy® brand energy drinks, as well as the expansion of distribution of Unbound® brand energy drinks. “The energy category continued to show strong growth over the prior year, and the Monster Energy® brand grew well in excess of the market. Monster continued to gain increased distribution during the quarter,” Sacks said. The new Monster® M-80 energy + juice product in 16-ounce cans was launched in March 2007, and is gaining distribution. The Company is also in the process of –launching Java Monster™, a new non-carbonated hybrid coffee energy drink in 16-ounce cans, in three flavors.

Sacks also noted that the implementation of the off–premise distribution arrangements with selected Anheuser-Busch wholesalers was progressing well, and effective mid April 2007, the Company commenced distribution arrangements with PepsiCo Canada. Sacks added that the Company is planning to implement its on-premise distribution agreement with Anheuser-Busch Inc. prior to the end of the second quarter.

The increase in net sales for the 2007 first quarter was also attributable, to a lesser extent, to increases in sales by volume, primarily of teas, lemonades and juice cocktails. The increase in net sales was partially offset by lower sales by volume of Lost® Energy™ brand energy drinks.

Cash and cash equivalents and short-term investments increased to $178.7 million at March 31, 2007 from $133.5 million at December 31, 2006.

As planned, inventories were reduced in line with seasonality.

In light of the investigation regarding stock option grants, the Company is not in a position to complete the preparation of the financial statements and certain related information required to be included in Form 10-Q for the quarter ended March 31, 2007. Accordingly, the Company intends to file its Form 10-Q for the third quarter 2006, Form 10-K for the fiscal year ended December 31, 2006 and Form 10-Q for the first quarter 2007 as soon as practicable and within any time periods required by Nasdaq to continue to be listed on the Nasdaq Capital Market.

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The Company will host an investor conference call on Monday May 7, 2007 at 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time). The conference call will be open to all interested investors through a live audio web broadcast via the internet at www.hansens.com and www.earnings.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on both websites.

Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade® energy sports drinks, E20 Energy Water®, multi-vitamin juice drinks in aseptic packaging, Junior Juice® juice, iced teas, lemonades and juice cocktails, apple juice and juice blends, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Java Monster™ brand coffee energy drinks, Lost® Energy™ brand energy drinks, Joker Mad Energy™, Unbound® Energy and Ace™ Energy brand energy drinks, Rumba™ brand energy juice, and Fizzit™ brand powdered drink mixes. For more information visit www.hansens.com and www.monsterenergy.com.

Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with generally accepted accounting principles in the United States (" GAAP"), and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by the Company’s internal reporting requirements.

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenues and profitability. Management cautions that these statements are qualified by their terms or important factors, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein, including, but not limited to, the following: changes in consumer preferences; changes in demand that are weather related, particularly in areas outside of California; competitive pricing and/or marketing pressures; activities and strategies of competitors; changes in the price and/or availability of raw materials for the Company’s products; the availability of production and/or suitable facilities; the marketing efforts of the distributors of the Company’s products, most of which distribute products that are competitive with the products of the Company; the introduction of new products, as well as unilateral decisions that may be made by grocery and/or convenience chain stores, specialty chain stores, club stores and other customers to discontinue carrying all or any of the Company’s products that they are carrying at any time; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statements.

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HANSEN NATURAL CORPORATION AND SUBSIDIARIES

PRELIMINARY CONDENSED CONSOLIDATED SELECTED FINANCIAL INFORMATION (Note)

For the Three Months Ended March 31, 2007 and 2006

(In Thousands)(Unaudited)

(Not presented in accordance with generally accepted accounting principles)

	Three Months Ended
	March 31,
	2007	2006

GROSS SALES*	$189,642	$137,823

LESS: Promotional and other allowances**	24,217	18,077

NET SALES	165,425	119,746

COST OF SALES	80,216	56,748

GROSS PROFIT	85,209	62,998

OPERATING EXPENSES:
Selling and distribution	26,723	17,556
General and administrative, less stock based compensation	12,176	8,694
Amortization of trademark	14	14
Stock based compensation (Note)	2,140	1,905
Total operating expenses (Note)	41,053	28,169

INTEREST ON INVESTMENTS	1,526	702

Note – Stock based compensation expense for three months ended March 31, 2007 and for prior periods could be subject to significant adjustments as a result of the Company’s internal investigation of stock option grants. Consequently, the Company cannot, at this time, reasonably estimate the amount of any such change, including the resulting tax and accounting impact, or which periods may require restatement, if any.

*Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by the Company’s internal reporting requirements.

**Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, the presentation of promotional and other allowances may not be comparable to similar items presented by other companies. The presentation of promotional and other allowances facilitates an evaluation of the impact thereof on the determination of net sales and illustrates the spending levels incurred to secure such sales. Promotional and other allowances constitute a material portion of the marketing activities of the Company.

HANSEN NATURAL CORPORATION AND SUBSIDIARIES

PRELIMINARY CONDENSED CONSOLIDATED SELECTED FINANCIAL INFORMATION (Note)

As of March 31, 2007 and December 31, 2006

(In Thousands)(Unaudited)

(Not presented in accordance with generally accepted accounting principles)

	March 31,	December 31,
	2007	2006
SELECTED ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$67,361	$31,805
Restricted cash	4,494	3,324
Short-term investments	111,347	101,667
Accounts receivable, net	75,489	54,617
Inventories	61,581	77,013

PROPERTY AND EQUIPMENT, net	5,511	5,565

INTANGIBLES, net	22,412	21,202

SELECTED LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$51,817	$34,362
Accrued liabilities	21,024	19,547
Accrued compensation	2,136	4,378
Current portion of long-term debt	212	299

LONG-TERM DEBT, less current portion	3	4

Note – Stock based compensation expense for three months ended March 31, 2007 and for prior periods could be subject to significant adjustments as a result of the Company’s internal investigation of stock option grants. Consequently, the Company cannot, at this time, reasonably estimate the amount of any such change, including the resulting tax and accounting impact, or which periods may require restatement, if any.